MOD-PAC CORP.
1801 Elmwood Avenue, Buffalo, New York 14207

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

TO THE SHAREHOLDERS OF MOD-PAC CORP.:

NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders of MOD-PAC CORP. will be held at MOD-PAC's Corporate Headquarters, 1801 Elmwood Avenue, Buffalo, New York, on Friday, May 16, 2003 at 10:00 a.m., to consider and take action on the following:

1. The election of five directors of the Company to serve for the ensuing year and until the next annual meeting of Shareholders and the election and qualification of their successors.

2. The selection of Ernst & Young LLP, independent certified public accountants, as auditors of the Company for the current fiscal year.

3. The transaction of such other business as may properly come before the meeting or any adjournments thereof.

FURTHER NOTICE IS HEREBY GIVEN that the stock transfer books of the Company will not be closed, but only Shareholders of record at the close of business on April 4, 2003 will be entitled to notice of the meeting and to vote at the meeting.

SHAREHOLDERS WHO WILL BE UNABLE TO ATTEND THE ANNUAL MEETING IN PERSON MAY ATTEND THE ANNUAL MEETING BY PROXY. SUCH SHAREHOLDERS ARE REQUESTED TO COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY CARD(S) IN THE RETURN ENVELOPE ENCLOSED.

By Order of the Board of Directors

C. ANTHONY RIDER, Secretary

Buffalo, New York

Dated: April 14, 2003

PROXY STATEMENT
FOR
ANNUAL MEETING OF SHAREHOLDERS
MAY 16, 2003

This Proxy Statement and the enclosed form of proxy are furnished to the Shareholders of MOD-PAC CORP., a New York corporation ("MOD-PAC" or the "Company"), in connection with the solicitation of proxies by the Board of Directors of the Company for use at the Annual Meeting of Shareholders (the "Annual Meeting") to be held on Friday, May 16, 2003 at 10:00 a.m., and at any adjournment thereof, for the purposes set forth in the accompanying Notice of Annual Meeting of Shareholders. In addition to solicitation by mail, to the extent necessary to ensure sufficient representation at the Annual Meeting, solicitations may be made by personal interview, telecommunication by officers and other regular employees of the Company. The cost of this proxy solicitation will be borne by the Company. It is contemplated that this Proxy Statement and the related form of proxy will be first sent to shareholders on April 14, 2003.

If the enclosed proxy is properly executed and returned, and the Shareholder specifies a choice on the proxy, the shares represented thereby will be voted (or withheld from voting) in accordance with the instructions contained therein. If the proxy is executed and returned but no specification is made, the proxy will be voted FOR the election of each of the nominees for director listed below and FOR the proposal to ratify the appointment of independent auditors.

The Board of Directors of the Company knows of no business that will be presented for consideration at the Annual Meeting other than the matters described in this proxy statement. If any other matters are presented at the Annual Meeting, the proxy holders will vote the proxies in accordance with their judgment.

Any proxy given pursuant to this solicitation may be revoked by the Shareholder at any time prior to its use, by the Shareholder voting in person at the meeting, by submitting a proxy bearing a date subsequent to the date on the proxy to be revoked or by written notice to the Secretary of the Company. A notice of revocation need not be on any specific form.

RECORD DATE AND VOTING SECURITIES

The Board of Directors has fixed the close of business on April 4, 2003 as the record date for determining the holders of Common Stock and Class B Stock entitled to notice of and to vote at the meeting. On April 4, 2003, MOD-PAC had outstanding and entitled to vote at the meeting a total of 2,868,316 shares of Common Stock and 1,007,341 shares of Class B Stock. Each outstanding share of Common Stock is entitled to one vote and each outstanding share of Class B Stock is entitled to ten votes on all matters to be brought before the meeting.

Abstentions and broker non-votes are counted for purposes of determining the presence of a quorum for the transaction of business. With regard to the election of directors, votes may be cast in favor of or withheld; votes that are withheld will be excluded entirely from the vote and will have no effect. Abstentions may be specified on proposals other than the election of directors. In accordance with New York law, such abstentions are not counted in determining the number of votes cast in connection with the proposed increase in the authorized Common Stock or the appointment of independent auditors. Under applicable law, broker non-votes are counted for purposes of determining the presence of a quorum, but are not counted for purposes of determining the votes cast on a proposal.

THE COMPANY AFTER SPIN-OFF FROM ASTRONICS CORPORATION

For the fiscal year ended December 31, 2002, MOD-PAC was a wholly-owned subsidiary of Astronics Corporation ("Astronics"). On March 14, 2003, MOD-PAC became a fully separate, publicly traded company (the "Spin-off") upon the distribution to the common shareholders of Astronics of one share of MOD-PAC common stock for each two shares of Astronics common stock held, and to the Class B shareholders of Astronics one share of MOD-PAC Class B stock for every two shares of Astronics Class B stock held.

Certain disclosure in this proxy statement for the fiscal year 2002 will include information regarding officers and directors of Astronics, including but not limited to actions taken by the Audit Committee and the Compensation Committee, then composed of directors of Astronics.

SECURITY OWNERSHIP OF CERTAIN
BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information concerning persons known to the Company to own more than 5% of the outstanding shares of Common Stock or Class B Stock and the number of shares and percentage of each class beneficially owned by each director, each executive officer named in the Summary Compensation Table and by all directors and executive officers as a group as of April 4, 2003 (an asterisk indicates less than 1% beneficial ownership of the class). Certain information included here is based upon information filed with the SEC by the persons listed below in connection with their holdings of Astronics shares:

	Shares of Common Stock		Shares of Class B Stock
Name and Address of Owner (1)	Number	Percentage	Number	Percentage

William G. Gisel, Jr.	--	--	--	--
Daniel G. Keane (2)	43,611	1.5%	42,013	4.1%
Kevin T. Keane (3)	162,284	5.6%	255,650	25.0%
Robert J. McKenna	550	*	206	*
C. Anthony Rider (4)	8,035	*	1,346	*
Howard Zemsky	20,273	*	--	--
FMR Corp. (5)	302,400	10.4%	--	--
Oak Forest Investment Management, Inc. (6)	218,750	7.5%	--	--
All directors and executive officers as a group (6 persons)	291,685	10.0%	345,238	33.8%

(1)	The address for all directors and officers listed is: 1801 Elmwood Avenue, Buffalo, New York 14207.
(2)	Includes 35,842 shares of Common Stock and 12,161 of Class B Stock subject to options exercisable within 60 days and 6,435 shares of Common Stock and 14,995 shares of Class B Stock owned by Mr. Daniel G. Keane's wife, as to which he disclaims beneficial ownership.
(3)

Includes 29,439 shares of Common Stock and 12,414 shares of Class B Stock owned by Mr. Kevin Keane's wife or held in trust for the benefit of Mr. Keane's wife, as to which he disclaims beneficial ownership.

(4)	Includes 8,035 shares of Common Stock and 1,346 shares of Class B Stock subject to options exercisable within 60 days.
(5)

Information with respect to FMR Corp. and its holdings of Common Stock is based on a Schedule 13G/A filed with the SEC for Astronics on February 13, 2003 on behalf of its wholly-owned subsidiary, Fidelity Management & Research Company, a registered investment advisor. Fidelity Management & Research Company is the beneficial owner of the common stock as a result of acting as an investment advisor to various investment companies. The beneficial ownership information presented is based solely on the Schedule 13G/A. The stated business address for FMR Corp. is 82 Devonshire Street, Boston, Massachusetts 02109.

(6)

The beneficial ownership information regarding Oak Forest Investment Management, Inc. is based solely upon a Schedule 13G filed with the SEC for Astronics on January 10, 2003. The stated business address for Oak Forest Investment Management is 6701 Democracy Boulevard, Suite 402, Bethesda, Maryland 20817.

ELECTION OF DIRECTORS

The Shareholders are being asked to elect five directors to the Company's Board of Directors to hold office until the election and qualification of their successors at the next annual meeting. The five directors who are so elected will be all of the directors of the Company. Unless the proxy directs otherwise, the persons named in the enclosed form of proxy will vote for the election of the five nominees named below. If any of the nominees should be unable to serve as a director, or for good reason will not serve, the proxy will be voted in accordance with the best judgment of the person or persons acting under it. It is not anticipated that any of the nominees will be unable to serve.

All nominees have been members of the Board since the date indicated. The nominees for director, their ages, their principal occupations during at least the past five years, their positions and offices with MOD-PAC and the date each was first elected a director of MOD-PAC are as follows:

Name and Age of Nominee	Principal Occupation and Positions and Offices with Astronics	First Appointed Director
William G. Gisel, Jr. Age 50	Director; Executive Compensation, Audit and Nominating/Governance Committees of the Board of Directors. Chief Operating Officer of Rich Products Corporation	2003
Kevin T. Keane Age 70	Director; Chairman of the Board of the Company.	2002
Daniel G. Keane Age 37	Director; President and Chief Executive Officer.	2002
Robert J. McKenna Age 54	Director; Executive Compensation, Audit, and Nominating/Governance Committees of the Board of Directors. Since October 2001, President and Chief Executive Officer of Wenger Corporation. Prior to October 2001, President, Acme Electric Corporation.	2003
Howard Zemsky Age 43	Director; Executive Compensation, Audit and Nominating/Governance Committees of the Board of Directors. Since 2001, Managing Partner of Taurus Capital Partners LLC. From 1999-2001, President of IBP Deli Group of Companies. From 1989-1999 President of Russer Foods, Inc.	2003

Daniel G. Keane is the son of Mr. Kevin Keane. As of March 17, 2003, upon the Spin-off, Messrs. Robert T. Brady and John B. Drenning resigned as directors of the Company and as members of the Audit, Executive Compensation, and Nominating/Governance Committees of the Board of Directors.

Other Directorships

Mr. Kevin T. Keane and Mr. McKenna continue to serve on the Board of Directors of Astronics. None of the other directors presently serve on the Board of Directors of other publicly traded companies.

Meetings of the Board of Directors and Standing Committees

During fiscal year ended December 31, 2002, the Board of Directors of the Company had three standing committees: an Audit Committee, Compensation Committee and Nominating/Governance Committee. The Audit Committee is composed of three independent directors. Information regarding the functions performed by the Committee, its membership, and the number of meetings held during the fiscal year is set forth in the "Report of the Audit Committee," included in this proxy statement. The Audit Committee is governed by a written charter approved by the Board of Directors. The Compensation Committee is responsible for reviewing and approving compensation levels for the Company's executive officers and reviewing and making recommendations to the Board of Directors with respect to other matters relating to the compensation practices of the Company. The Nominating/Governance Committee is also composed of three independent, non-employee directors of the Company. The Nominating/Governance Committee is responsible for evaluating and selecting candidates for the Board of Directors and addressing corporate governance matters on behalf of the Board of Directors.

Board and Committee Attendance

During the fiscal year ended December 31, 2002, the Board of Directors held 6 meetings. The Audit Committee held 2 meetings and the Compensation Committee held 2 meetings. Each director attended at least 75% of the meetings of the Board of Directors and of all committees on which he served.

Report of the Audit Committee

The Audit Committee oversees the Company's financial reporting process on behalf of the Board of Directors. Management has primary responsibility for the financial statements and the reporting process including the systems of internal controls. In fulfilling its oversight responsibilities, the Committee reviewed the audited financial statements in the Annual Report with management and the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments, and the clarity of disclosures in the financial statements.

The Committee reviewed with the independent auditors, who are responsible for expressing an opinion on the conformity of those audited financial statements with generally accepted accounting principles, their judgments as to the quality, not just the acceptability, of the Company's accounting principles and such other matters as are required to be discussed with the Committee under generally accepted auditing standards. In addition, the Committee has discussed with the independent auditors the auditors' independence from management and the Company including the matters in the written disclosures required by the Independence Standards Board and considered the compatibility of nonaudit services with the auditors' independence.

The Committee discussed with the Company's independent auditors the overall scope and plans for their audit. The Committee met with the independent auditors, with and without management present, to discuss the results of their examinations, their evaluations of the Company's internal controls, and the overall quality of the Company's financial reporting.

In reliance on the reviews and discussions referred to above, the Committee recommended to the Board of Directors (and the Board has approved) that the audited financial statements be included in the Annual Report on Form 10-K for the year ended December 31, 2002 for filing with the Securities and Exchange Commission. The Committee and the Board have also recommended, subject to shareholder approval, the selection of the Company's independent auditors. The Board of Directors has also determined that the members of the Committee are independent as defined in the regulations. The Board of Directors of the Company has determined that Mr. McKenna, an independent director, is an "audit committee financial expert," as defined in the regulations.

February 10, 2003	Robert T. Brady, Audit Committee Chair John B. Drenning, Audit Committee Member Robert J. McKenna, Audit Committee Member

Upon the Spin-off, the Audit Committee is composed of Messrs. McKenna, Gisel and Zemsky.

Compensation of Directors

The Company paid no direct compensation to its directors in 2002 as the directors were paid by Astronics, our then parent corporation. Commencing with the Spin-off, directors will receive an annual retainer of $10,000 and an additional fee of $650 for each meeting attended.

The Company's 2003 Director Stock Option Plan for non-salaried outside directors provides for the grant of options to purchase up to an aggregate of 200,000 shares of Common Stock (subject to adjustment to reflect share distributions). Outside directors are eligible to receive options under this Plan at the discretion of a committee appointed by the Board of Directors who are not eligible to participate in the Plan. Under the Plan, the option price is not less than the fair market value of the shares optioned on the date of grant. There is no limit on the number of options that a participant may be granted under the Plan. Options are exercisable beginning six months after grant and for so long as the holder is a director of the Company, but not longer than ten years from the date of grant. No options have been granted under this plan.

Directors' and Officers' Indemnification Insurance

On March 14, 2003, the Company obtained a Directors' and Officers' Liability Insurance policy written by The Chubb Group. The annual premium is $96,030. The policy provides indemnification benefits and the payment of expenses in actions instituted against any director or officer of the Company for claimed liability arising out of their conduct in such capacities. No significant payments or claims of indemnification or expenses have been made under any such insurance policies by the Company at any time.

Section 16(a) Beneficial Ownership Reporting Compliance

During 2002, all executive officers and directors of the Company timely filed with the Securities Exchange Commission all required reports with respect to beneficial ownership of the Company's securities.

Certain Relationships and Related Transactions

During the year ended December 31, 2002, the Company performed printing and order fulfillment services for VistaPrint Corporation, resulting in net sales of $6,198,000. At December 31, 2002, VistaPrint Corporation owed MOD-PAC $927,000 related to such net sales. Robert S. Keane, the son of Kevin T. Keane and brother of Daniel G. Keane, is a shareholder in and the chief executive officer of VistaPrint Corporation. In addition, Kevin T. Keane is a shareholder in VistaPrint Corporation holding less than five percent of its capital stock.

The Board of Directors recommends a vote "FOR" the proposal to elect management's nominees.

EXECUTIVE COMPENSATION

Compensation Committee Report on Executive Compensation

The Compensation Committee of the Board of Directors (the "Committee") determines the compensation of the Chief Executive Officer and the other executive officers of the Company and its subsidiaries. The Committee is composed entirely of directors who are neither executive officers nor employees of the Company. In addition to determining the salary and bonus compensation for the Company's executive officers, the Committee determines the grants under the Company's Incentive Stock Option Plan and oversees the administration of other compensation plans and programs.

Compensation of Executive Officers Generally

The Company's executive compensation program is designed to link executive pay to Company performance and to provide an incentive to executives to manage the Company with a view to enhancing stockholder value. Compensation criteria are evaluated annually to ensure they are appropriate and consistent with business objectives. Executive compensation policies and programs are intended to provide rewards related to Company and individual performance, stockholder value, retention of a strong management team and the encouragement of professional development and growth.

Components of Compensation

The primary components of the Company's executive compensation program are salary, bonuses and stock options which become exercisable over time.

Salary and Bonuses. The Committee reviews the salary of executive officers annually. The Committee's review takes into consideration the Company's performance with respect to customary financial and operating yardsticks, including revenues, operating income, earnings, cash flow, and return on shareholder equity. In making salary decisions, the Committee exercises its discretion and judgment based on the foregoing criteria, without applying a specific formula to each factor considered. The Committee also reviews an annual survey of the compensation levels of executives in similar industries. A substantial portion of executive compensation each year is in the form of bonuses, which are awarded by the Committee immediately following the fiscal year just concluded.

Stock Options. The Committee believes that stock options are an important method of rewarding management and of aligning management's interests with those of the stockholders. The Committee also recognizes that the Company conducts its business in competitive industries and that, in order to remain competitive and pursue a growth strategy, it must employ talented executives and managers. The Company believes that stock options are important in attracting and retaining such employees. For these reasons, the Company adopted the Incentive Stock Option Plan as a stock-based incentive program primarily for its officers and managers. Under the Incentive Stock Option Plan, the Committee may grant options to officers and managers who are expected to contribute to the Company's success. In determining the size of stock option grants, the Committee focuses primarily on the Company's performance and the role of the executives and managers in accomplishing performance objectives. Stock options generally become exercisable in equal installments over a five-year period and are granted with an exercise price equal to the fair market value of the Common Stock as of the date of grant.

The Committee intends to continue using stock options as a long-term incentive for executive officers and managers. Because options provide rewards only to the extent the Company's stock price increases and to the extent the executives remain with the Company until the options become exercisable, the Committee believes that stock options granted under the Incentive Stock Option Plan are an appropriate means to provide executives and managers with incentives that align their interests with those of stockholders.

Compensation of the Chief Executive Officer

Mr. Daniel G. Keane currently serves as Chief Executive Officer of the Company. He was compensated for the 2002 fiscal year utilizing the same general philosophy and criteria described above. The Committee believes that Mr. Keane's performance for the 2002 fiscal year was strong, as reflected by the Company's overall performance in comparison to the composite performance of companies in similar industries to the Company's. The Committee believes that Mr. Keane's total compensation for the 2002 fiscal year fairly and sufficiently rewarded him for performance.
February 10, 2003	John B. Drenning, Chairman Robert T. Brady, Member Robert J. McKenna, Member

Upon the Spin-off, the Compensation Committee is composed of Messrs. McKenna, Gisel and Zemsky.

Executive Compensation Summary Table

The following table sets forth the cash compensation as well as certain other compensation paid during the years ended December 31, 2002, 2001 and 2000, for our President and Chief Executive Officer. Mr. Kevin T. Keane and Mr. C. Anthony Rider are also executive officers of the Company, but were compensated in fiscal year 2002 as executive officers of Astronics, our parent corporation prior to the Spin-off.

SUMMARY COMPENSATION TABLE
		Annual Compensation
Name and Principal Position	Year	Salary	Bonus	Other Annual Compensation	(1)	Securities Underlying Options	All Other Compensation	(2)

Daniel G. Keane President and Chief Executive Officer	2002 2001 2000	$171,000 157,000 141,750	102,600 102,600 94,200	$22,260 43,473 28,077		10,747 11,810 13,035	$10,000 11,050 10,500

(1)	Represents personal use of company-leased automobiles, group life insurance, medical expense, club dues, and related gross-up for income taxes.
(2)	Represents contribution to the Company's Profit Sharing Plan made by the Company.

Stock Option Grant Table

On January 25, 2002, options to purchase 9,100 shares of Astronics Common Stock were granted to Daniel G. Keane. As a result of the Spin-off, options to purchase the common stock of MOD-PAC were substituted and are set forth in the following table:

OPTION GRANTS IN FISCAL 2002
(Individual Grants)

					Potential Realizable Value at Assumed Rates of Stock Price Appreciation for Option Term
Name	Number of Securities Underlying Options Granted	Percent of Total Options Granted To Employees in Fiscal Year	Exercise Price ($/Sh)	Expiration Date	5% ($)	10% ($)

Daniel G. Keane	10,747	38%	10.754	1/25/12	72,674	184,219

Potential realizable values are based on the assumed annual growth rates for the option term. The amounts set forth are not intended to forecast future appreciation, if any, of the stock price, which will depend on market conditions and the Company's future performance and prospects.

Stock Option Exercises and Fiscal Year-End Value Table

The following table provides information as to Astronics' stock options exercised during the fiscal year ended December 31, 2002 and the value of each such executive officer's unexercised MOD-PAC stock options at March 17, 2003, the first day of trading following the distribution date.

AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
AND FISCAL YEAR-END OPTION VALUES
			Number of Securities Underlying Unexercised Options at March 17, 2003 (#)		Value of Unexercised In-the-Money Options at March 17, 2003 ($)(2)
Name	Shares Acquired or Exercised (#)	Value Realized(1)	Exercisable	Unexercisable	Exercisable	Unexercisable

Daniel G. Keane	--	--	48,003	66,539	70,868	--

(1)	Market value of stock at exercise less exercise price or base price.
(2)	Based upon the closing price of the Company's Common Stock on the Nasdaq National Market System on March 17, 2003 of $5.08 per share.

Supplemental Executive Retirement Plan Table

The Company has a non-qualified supplemental retirement defined benefit plan ("SERP") for certain executives which targets a retirement benefit based on 65% of the three-year average compensation. SERP benefits are payable only to "retirement-eligible" participants, i.e., employees designated to participate in the SERP and each of whom, upon termination of employment, has attained age 65 with not less than 5 years of service (as defined) or at age 60 or later with a combined total of age and years of service equal to 90.

For purposes of illustration, the following tables show the estimated amounts of annual retirement income that would be payable at the present time under various assumptions as to compensation and years of service to employees who participate in the SERP. The amounts presented are subject to reduction for Social Security benefits and for Profit Sharing benefits earned under the Company's Defined Profit Sharing/401(k) Plan. A discount factor applies for retirement-eligible participants who start to receive benefits before attaining age 65.

ESTIMATED UNFUNDED SUPPLEMENTAL RETIREMENT PLAN TABLE
Three Year Average Compensation	5	10	15	20	25
200,000	$50,000	$100,000	$110,000	$120,000	$130,000
250,000	62,500	125,000	137,500	150,000	162,500
300,000	75,000	150,000	165,000	180,000	195,000
350,000	82,500	175,000	192,500	210,000	227,500
400,000	100,000	200,000	220,000	240,000	260,000
450,000	112,500	225,000	247,500	270,000	292,500
500,000	125,000	250,000	275,000	300,000	325,000

Daniel G. Keane is estimated to have 12 years of credited service.

APPOINTMENT OF INDEPENDENT AUDITORS

The Audit Committee, with the approval of the Board of Directors, has selected Ernst & Young LLP, independent certified public accountants, to act as auditors of MOD-PAC for the current fiscal year. Representatives of Ernst & Young LLP are expected to attend the meeting and will have the opportunity to make a statement if they desire and will be available to respond to appropriate questions.

Audit Fees. The following table sets forth the fees billed to the Company for the last fiscal year by the Company's independent certified public accounts, Ernst & Young LLP:

Audit Fees	$ 64,600
All Other Fees	15,900

The Board of Directors recommends a vote "FOR" the proposal to ratify the appointment of Ernst & Young LLP as the Company's independent auditors.

PROPOSALS OF SHAREHOLDERS FOR 2004 ANNUAL MEETING

To be considered for inclusion in the proxy materials for the 2004 Annual Meeting of Shareholders, shareholder proposals must be received by the Company no later than December 5, 2003. With respect to shareholder proposals not submitted for inclusion in the proxy materials for that meeting, unless notice of such a proposal is received by the Company no later than February 15, 2003, management proxies will be allowed to use their discretionary voting authority to vote on such proposal.

OTHER BUSINESS

The Board of Directors knows of no other matters to be voted upon at the Annual Meeting. If any other matters properly come before the Annual Meeting, it is the intention of the persons named in the enclosed proxy to vote on such matters in accordance with their judgment.

Copies of the 2002 Annual Report to Shareholders of MOD-PAC have been mailed to shareholders. Additional copies of the Annual Report, as well as this Proxy Statement, Proxy Card(s), and Notice of Annual Meeting of Shareholders, may be obtained from MOD-PAC CORP., 1801 Elmwood Avenue, Buffalo, NY 14207.

A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K, FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, WILL BE FURNISHED WITHOUT CHARGE TO SHAREHOLDERS, BENEFICIALLY OR OF RECORD ON APRIL 4, 2003, ON REQUEST TO SHAREHOLDER RELATIONS, MOD-PAC CORP., 1801 ELMWOOD AVENUE, BUFFALO, NEW YORK 14207.
Buffalo, New York April 14, 2003	BY ORDER OF THE BOARD OF DIRECTORS C. Anthony Rider, Secretary

MOD-PAC CORP.

Audit Committee Charter

Organization

This charter governs the operations of the audit committee. The committee shall review and reassess the charter at least annually and obtain the approval of the board of directors. The committee shall be members of, and appointed by, the board of directors and shall comprise at least three directors, each of whom are independent of management and the Company. Members of the committee shall be considered independent as long as they do not accept any consulting, advisory, or other compensatory fee from the Company and are not an affiliated person of the Company or its subsidiaries, and meet the independence requirements of the stock exchange listing standards. All committee members shall be financially literate, and at least one member shall be a "financial expert," as defined by SEC regulations.

Purpose

The audit committee shall provide assistance to the board of directors in fulfilling their oversight responsibility to the shareholders, potential shareholders, the investment community, and others relating to: the integrity of the Company's financial statements; the financial reporting process; the systems of internal accounting and financial controls; the performance of the Company's internal audit function and independent auditors; the independent auditor's qualifications and independence; and the Company's compliance with ethics policies and legal and regulatory requirements. In so doing, it is the responsibility of the committee to maintain free and open communication between the committee, independent auditors, the internal auditors, and management of the Company.

In discharging its oversight role, the committee is empowered to investigate any matter brought to its attention with full access to all books, records, facilities, and personnel of the Company and the authority to engage independent counsel and other advisers as it determines necessary to carry out its duties.

Duties and Responsibilities

The primary responsibility of the audit committee is to oversee the Company's financial reporting process on behalf of the board and report the results of their activities to the board. While the audit committee has the responsibilities and powers set forth in this Charter, it is not the duty of the audit committee to plan or conduct audits or to determine that the Company's financial statements are complete and accurate and are in accordance with generally accepted accounting principles. Management is responsible for the preparation, presentation, and integrity of the Company's financial statements and for the appropriateness of the accounting principles and reporting policies that are used by the Company. The independent auditors are responsible for auditing the Company's financial statements and for reviewing the Company's unaudited interim financial statements.

The committee, in carrying out its responsibilities, believes its policies and procedures should remain flexible, in order to best react to changing conditions and circumstances. The committee should take appropriate actions to set the overall corporate "tone" for quality financial reporting, sound business risk practices, and ethical behavior. The following shall be the principal duties and responsibilities of the audit committee. These are set forth as a guide with the understanding that the committee may supplement them as appropriate.

The committee shall be directly responsible for the appointment and termination (subject, if applicable, to shareholder ratification), compensation, and oversight of the work of the independent auditors, including resolution of disagreements between management and the auditor regarding financial reporting. The committee shall pre-approve all audit and non-audit services provided by the independent auditors and shall not engage the independent auditors to perform the specific non-audit services proscribed by law or regulation. The committee may delegate pre-approval authority to a member of the audit committee. The decisions of any audit committee member to whom pre-approval authority is delegated must be presented to the full audit committee at it next scheduled meeting.

At least annually, the committee shall obtain and review a report by the independent auditors describing:

•	The firm's internal quality control procedures.
•	Any material issues raised by the most recent internal quality control review, or peer review, of the firm, or by any inquiry or investigation by governmental or professional authorities, within the preceding five years, respecting one or more independent audits carried out by the firm, and any steps taken to deal with any such issues.
•	All relationships between the independent auditor and the Company (to assess the auditor's independence).

In addition, the committee shall set clear hiring policies for employees or former employees of the independent auditors that meet the SEC regulations and stock exchange listing standards.

The committee shall discuss with the internal auditors and the independent auditors the overall scope and plans for their respective audits, including the adequacy of staffing and compensation. Also, the committee shall discuss with management, the internal auditors, and the independent auditors the adequacy and effectiveness of the accounting and financial controls, including the Company's policies and procedures to assess, monitor, and manage business risk, and legal and ethical compliance programs (e.g., Company's Code of Conduct).

The committee shall meet separately periodically with management, the internal auditors, and the independent auditors to discuss issues and concerns warranting committee attention. The committee shall provide sufficient opportunity for the internal auditors and the independent auditors to meet privately with the members of the committee. The committee shall review with the independent auditor any audit problems or difficulties and management's response.

The committee shall receive regular reports from the independent auditor on the critical policies and practices of the Company, and all alternative treatments of financial information within generally accepted accounting principles that have been discussed with management.

The committee shall review management's assertion on its assessment of the effectiveness of internal controls as of the end of the most recent fiscal year and the independent auditors' report on management's assertion.

The committee shall review and discuss earnings press releases, as well as financial information and earnings guidance provided to analysts and rating agencies.

The committee shall review the interim financial statements and disclosures under Management's Discussion and Analysis of Financial Condition and Results of Operations with management and the independent auditors prior to the filing of the Company's Quarterly Report on Form 10-Q. Also, the committee shall discuss the results of the quarterly review and any other matters required to be communicated to the committee by the independent auditors under generally accepted auditing standards.

The committee shall review with management and independent auditors the financial statements and disclosures under Management's Discussion and Analysis of Financial Condition and Results of Operations to be included in the Company's Annual Report on Form 10-K (or the annual report to shareholders if distributed prior to the filing of Form 10-K), including their judgment about the quality, not just the acceptability, of accounting principles, the reasonableness of significant judgments, and the clarity of the disclosures in the financial statements. Also, the committee shall discuss the results of the annual audit and any other matters required to be communicated to the committee by the independent auditors under generally accepted auditing standards.

The committee shall establish procedures for the receipt, retention, and treatment of complaints received by the issuer regarding accounting, internal accounting controls, or auditing matters, and the confidential anonymous submission by employees of the issuer of concerns regarding questionable accounting or auditing matters.

The committee shall receive corporate attorney's reports of evidence of a material violation of securities laws or breaches of fiduciary duty.

The committee also prepares its report to be included in the Company's annual proxy statement, as required by SEC regulations.

The committee shall perform an evaluation of its performance at least annually to determine whether it is functioning effectively.